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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
SPARTA, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21682	63-0775889

(Commission File Number)	(I.R.S. Employer Identification No.)

25531 Commercentre Drive, Suite 120, Lake Forest, CA	92630-8873

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 768-8161
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

FORM 8-K
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Effective June 21, 2007, SPARTA, Inc. (the “Company”) entered into a Loan Agreement and related Promissory Note (collectively, the “Line of Credit”) with Union Bank of California, N.A. The Line of Credit provides for borrowings of up to $10 million and matures July 1, 2010. Borrowings under the Line of Credit are secured by accounts receivable and certain equipment and improvements, and bear interest at the prime rate less 0.25%, or, at the Company’s option, at the applicable LIBOR plus 1.50%. The Line of Credit prohibits the payment of dividends by the Company without the bank’s prior consent and requires the Company to maintain certain financial ratios.
The description set forth above is qualified in its entirety by reference to the complete text of the (i) the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and (ii) the Promissory Note filed as Exhibit 10.2 to this Current Report on Form 8-K, the terms of all of which are incorporated into this Current Report on 8-K by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Loan Agreement dated June 21, 2007 between the Company and Union Bank of California, N.A.
Exhibit 10.2	Promissory Note dated June 21, 2007 between the Company and Union Bank of California, N.A.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA, INC.
(Registrant)
Date: August 1, 2007	By:	/s/ David E. Schreiman
David E. Schreiman
Vice President and Chief Financial Officer